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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           America Service Group Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                  [LETTERHEAD OF AMERICA SERVICE GROUP INC.]


                                August 18, 1999


Dear Stockholder:


     You recently received a Notice of Annual Meeting of Stockholders and Proxy Statement for the 1999 Annual Meeting of the Company's Stockholders to be held on Monday August 30, 1999. It has come to our attention that the Notice of Annual Meeting states in error that the record date for determination of stockholders entitled to notice of, and to vote at, the 1999 Annual Meeting of the Company's stockholders is June 22, 1999. In fact, the Company established July 22, 1999 as the record date. We apologize for this error.


     The Notice of Annual Meeting of Stockholders and Proxy Statement was mailed to you because you were a holder of the Company's Common Stock on July 22, 1999. As a stockholder of record on July 22, 1999, you are entitled to vote your shares of the Company's Common Stock at the Annual Meeting. If you have not already done so, please sign, date and return the proxy card that accompanied the Notice of Annual Meeting of Stockholders and Proxy Statement at your earliest convenience. Thank you in advance.


                                        Sincerely,



                                        America Service Group Inc.